SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 16, 2018

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On June 16, 2018, Joseph K. Vanderstelt, Chief Financial Officer and Treasurer of Craft Brew Alliance, Inc. ("CBA" or the "Company"), gave notice of his resignation from the Company, effective July 13, 2018, in order to accept another career opportunity in a similar role at a non-alcohol beverage company on the east coast.

CBA's management will work with Mr. Vanderstelt over the coming weeks to ensure a smooth transition of his responsibilities. In the interim period until a new CFO is appointed, CBA remains confident that its team will continue the strong financial stewardship and management of the Company.

In addition, CBA’s announced financial reporting calendar remains unchanged, and the company will release its second quarter financial results on August 8, 2018, with an investor conference call on August 9, 2018, as planned.

Item 7.01	Regulation FD Disclosure.

On June 20, 2018, CBA issued a press release announcing the resignation of Joseph K. Vanderstelt, Chief Financial Officer and Treasurer, effective July 13, 2018. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)     Exhibits: The following exhibit is furnished with this Form 8-K:

Exhibit 99.1     Press Release dated June 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: June 20, 2018	By:	/s/Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer